                                                                     Exhibit 4.1

                                 [FACE OF NOTE]

      [Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

      Unless and until it is exchanged in whole or in part for Notes in definitive registered form, this certificate may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor Depositary or a nominee of such successor Depositary.]/1/



                              Omnipoint Corporation

                     11 5/8% Series A Senior Notes due 2006

                                                             CUSIP
                                                                  -------

                                                                 $
                                                                  -------



           OMNIPOINT CORPORATION, a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter

--------------------
/1/ To be included in Global Notes registered in the name of DTC or its nominee.

 referred to), for value received, promises to pay to ________, or its registered assigns, the principal sum of ________________ ($______) on August 15, 2006.

              Interest Payment Dates: February 15 and August 15, commencing February 15, 1997.

              Regular Record Dates:  February 1 and August 1.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:                                        OMNIPOINT CORPORATION,
                                               as Issuer

                                             By
                                               ------------------------
                                             Name:
                                             Title:

                                             By
                                               ------------------------
                                             Name:
                                             Title:

                (Form of Trustee's Certificate of Authentication)

This is one of 11 5/8% Series A Senior Notes due 2006 described in the within-mentioned Indenture.

                                              MARINE MIDLAND BANK,
                                                as Trustee

                                              By
                                                --------------------------
                                                  Authorized Signatory

                             [REVERSE SIDE OF NOTE]


                              OMNIPOINT CORPORATION

                      11 5/8% Series A Senior Note due 2006

           (1)  Principal and Interest.  The Company will pay the principal
                ----------------------
of this Note on August 15, 2006.

           The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

           Interest will be payable semiannually in arrears (to the holders of record of the Notes, as reflected in the Security Register at the close of business on the February 1 or August 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing February 15, 1997.

           Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 2, 1996; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

           The Company shall pay interest on overdue principal and premium and Liquidated Damages, if any, and interest on overdue installments of interest, to the extent lawful, at the rate borne by the Notes.

           (2) Method of Payment. The Company will pay interest (except
               -----------------
defaulted interest) on the principal amount of the Notes as provided above and Liquidated Damages on each February 15 and August 15 to the persons who are Holders (as reflected in the Security Register at the close of business on the February 1 and August 1 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer, registration of exchange, redemption or repurchase after such Regular Record Date. With respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to a Paying Agent on or after August 15, 2006.

           The Company will pay principal, premium and Liquidated Damages, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts at the office or agency of the Company maintained for such purposes in the Borough of Manhattan, City of New York. The Company, at its option, may pay principal, premium and Liquidated Damages, if any, and interest by its check payable in such money mailed to a Holder's registered address (as reflected in the Security Register), provided that payment by wire transfer of immediately available funds will be required with respect to principal, premium and Liquidated Damages, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. If an Interest Payment Date is a date other than a Business Day at a place of payment, payment may be made on the next succeeding day that is a Business Day with the same force and effect as if made on the day such payment was due and in the case of such payment no interest shall accrue for the intervening period.

           (3) Paying Agent and Registrar. Initially, the Trustee will act as
               --------------------------
authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

           (4) Indenture; Limitations. The Company issued the Notes under an
               ----------------------
Indenture dated as of December 2, 1996 (the "Indenture"), between the Company and Marine Midland Bank, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. Reference is made to the Indenture and the Trust Indenture Act for a full, complete and detailed statement of the purposes for which the Notes are issued, the terms on which the Notes are issued, a description of the security pledged and assigned for payment of the Notes and the terms, provisions and conditions governing payment of the Notes and the provisions, among others, with respect to the nature and extent of the rights, duties and obligations of the Trustee, the Paying Agent, the Registrar, the authenticating agent, Holders and the Company. The holder of this Note, by acceptance of this Note, is deemed to have agreed and consented to the terms and provisions of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. If any provision of this Note conflicts with the Indenture, the terms of the Indenture control.

           The Notes are general unsecured obligations of the Company. The Indenture limits the original aggregate principal amount of the Notes to $250,000,000.

           (5) Optional Redemption. The Notes will be redeemable, at the
               -------------------
Company's option, in whole or in part, at any time or from time to time, on or after August 15, 2001 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the Security Register, at the Redemption Prices (expressed in percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing August 15, of the years set forth below:


          Redemption Year                          Price
          ---------------                        ---------
          2001                                        105.81%
          2002                                        103.88%
          2003                                        101.94%
          2004 and thereafter                         100.00%

           In addition, at any time prior to August 15, 1999, the Company may redeem up to one-third of the Notes originally issued, at any time as a whole or from time to time in part, with the proceeds of one or more Public Equity Offerings or sales of Capital Stock (other than Redeemable Stock) to one or more Strategic Equity Investors, each such Public Equity Offering or sale to Strategic

Equity Investors resulting in Net Cash Proceeds of $50 million or more, at a redemption price (expressed as a percentage of principal amount) of 111.625%, plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, provided that after any such redemption at least two-thirds of the aggregate principal amount of Notes originally outstanding remains outstanding and each such redemption is effected not more than 60 days after the consummation of such Public Equity Offering or sale to Strategic Equity Investors.

           If less than all of the Notes are to be redeemed at any time, the Trustee will select the Notes, or portions thereof, for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate. Notes in denominations larger than $1,000 may be redeemed in part. Any notice mailed as provided herein and in the Indenture will be conclusively presumed to have been given whether or not actually received by any Holder. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price. A new Note in original amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

           (6) Repurchase upon Change of Control and Asset Sale. The Company
               ------------------------------------------------
shall commence within 30 days of the occurrence of a Change of Control and consummate an Offer to Purchase for all Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the Payment Date. The Notes may also be subject to an Offer to Purchase in connection with an Asset Sale. Any Note delivered for payment of a purchase price shall be accompanied by an instrument in the form of the Option of the Holder to Elect Purchase below.

           (7) Denominations; Transfer; Exchange. The Notes are in registered
               ---------------------------------
form without coupons in denominations of $1,000 of principal amount and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents (including a certificate in the form of the Certificate to be Delivered upon

Exchange or Registration of Transfer of Securities below) and to pay any taxes, fees and/or other governmental charges required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption.

           (8)  Persons Deemed Owners.  A Holder shall be treated as the owner
                ---------------------
of a Note for all purposes.

           (9) Unclaimed Money. If money for the payment of principal, premium
               ---------------
and Liquidated Damages, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

           (10) Defeasance and Discharge Prior to Redemption or Maturity. If the
                --------------------------------------------------------
Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium and Liquidated Damages, if any, and accrued interest on the Notes to redemption or maturity, and complies with certain other provisions of the Indenture relating thereto,
(i) the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes or (ii) certain provisions set forth in the Indenture will no longer be in effect with respect to the Notes.

           (11) Amendment; Supplement; Waiver. Subject to certain exceptions,
                -----------------------------
the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.

           (12) Restrictive Covenants. The Indenture imposes certain limitations
                ---------------------
on the ability of the Company and its Restricted Subsidiaries, among other things, to (a) Incur additional Indebtedness, (b) make Restricted Payments, (c) use the proceeds from Asset Sales, (d) suffer to exist restrictions on the ability of Restricted Subsidiaries to make certain payments to the Company, (e) issue Capital Stock of Restricted Subsidiaries, (f) engage in transactions with certain stockholders and Affiliates, (g) suffer to exist or incur Liens, (h) Guarantee Indebtedness of the Company or (i) merge, consolidate or transfer substantially all of its assets. Within 90 days after the end of the last fiscal quarter of each year, the Company shall deliver to the Trustee an Officers' Certificate stating whether or not the signers know of any Default or Event of Default under such restrictive covenants.

           (13) Successor Persons. When a successor person or other entity
                -----------------
assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

           (14) Defaults and Remedies. An Event of Default is: (a) a default in
                ---------------------
payment of principal or premium, if any, on the Notes; (b) default in the payment of interest or Liquidated Damages, if any, on the Notes for 30 days; (c) failure by the Company for 30 days after notice to it to comply with any of its other agreements in the Indenture; (d) certain events of bankruptcy or insolvency as described in the Indenture; (e) certain final judgments which remain undischarged as described in the Indenture; and (f) certain events of default on other Indebtedness of the Company and/or one or more of its Significant Subsidiaries as described in the Indenture.

           If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such Holders shall, declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes, or take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations under the Indenture, Holders of at least a majority in principal amount of the Notes then outstanding may direct in accordance with the provisions of the Indenture the Trustee in its exercise of any trust or power, including waiver of all past defaults, rescission and annulment of a declaration of acceleration and its consequences and exercise of any right, remedy or power available to the Trustee.


           (15) Trustee Dealings with Company. The Trustee under the Indenture,
                -----------------------------
in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

           (16) No Recourse Against Others. No incorporator or any past, present
                --------------------------
or future partner, shareholder, other equity holder, officer, director, employee or controlling person as such, of the Company or of any successor Person shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note expressly waives and releases all such liability. The waiver and release are a condition of, and part of the consideration for the issuance of the Notes.

           (17) Authentication. This Note shall not be entitled to any right or
                --------------
benefit under the Indenture, or be valid, or become obligatory for any purpose, until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

           (18) Abbreviations. Customary abbreviations may be used in the name
                -------------
of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Omnipoint Corporation, 2000 North 14th Street, Suite 550, Arlington, VA 22201, Attention: Bradley E. Sparks

                                ASSIGNMENT

I or we assign and transfer this Note to
                                        ----------------------------------------

--------------------------------------------------------------------------------
             Print or type name, address and zip code of Assignee


       PLEASE INSERT SOCIAL SECURITY OR
     OTHER IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------------

---------------------------------------------
and irrevocably appoint
                       ---------------------------------------------------------

---------------------------------------------------------------------, as agent, to transfer this Note on the books
of the Company.  The agent may
substitute another to act for
him/her.

Date
    -----------------------
Signature Guarantee:                   Signed



----------------------------------     -----------------------------------------
The Holder's signature must be                (Sign here exactl as name appears
guaranteed by a member firm of a              on the other side of this Note)
registered national securities
exchange or of the National
Association of Securities Dealers,
Inc., a commercial bank or trust
company having an office or
correspondent in the United States
or an "eligible guarantor
institution" as defined by
Rule 17Ad-15 under the Exchange Act.

--------------------------------------------------------------------------------
                       OPTION OF HOLDER TO ELECT PURCHASE

      If you wish to have this Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, as applicable, check the box: [_].

      If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, as applicable, state the principal amount to be purchased:

                               $
                                -------------.

      If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, as applicable, please provide instructions regarding delivery of and the Persons in whose name(s) the unredeemed portion of such surrendered Note(s) should be registered, the address of such Person(s) and appropriate delivery instructions.

 Date:
      --------------------------------------------------------------------------

 Your Signature:
                 ---------------------------------------------------------------
              (Sign exactly as your name appears on the other side of this Note)


Signature Guarantee:

--------------------------------------------------------------------------------

 The Holder's signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
            CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                            OF TRANSFER OF SECURITIES

           Re:  11_%SERIES A SENIOR NOTES DUE 2006 OF OMNIPOINT CORPORATION

      This certificate relates to $______ principal amount of Notes held in definitive form by ________________________________ (the "Transferor").

      The Transferor has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

      In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above-captioned Notes and, as provided in Section 2.5 of such Indenture, the transfer of this Note does not require registration under the Securities Act because:

 [_] Such Note is being registered for the Transferor's own account, without transfer.

 [_] Such Note is being transferred (a) to a person who the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (b) in a transaction meeting the requirements of Rule 144 under the Securities Act,
 (c) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act or (d) in accordance with another exemption from the registration requirements of the Securities Act, and in the case of (d), this request for transfer is accompanied by an opinion of counsel.



--------------------------------------------------------------------------------
                         [INSERT NAME OF TRANSFEROR]


By:
   -----------------------------------------------------------------------------
--------------------------------------------------------------------------------